UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

65 Fairchild Street, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 2, 2019, Blackbaud, Inc. (the “Company”) borrowed $158 million pursuant to a revolving credit loan under its existing senior secured credit facility (the "Credit Facility") to finance its acquisition of YourCause Holdings, LLC, a Delaware limited liability company (“YourCause”), which is described under Item 8.01 of this Current Report on Form 8-K. Following the borrowing, approximately $262 million is currently outstanding under the revolving credit loan with approximately $138 million of available borrowing capacity under the Credit Facility. Summaries of the terms of the Credit Facility and related agreements are more fully described in the Company’s Current Report on Form 8-K filed by the Company with the SEC on June 5, 2017, as well as the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by the Company with the SEC on February 20, 2018.
Item 8.01. Other Events.
On January 2, 2019, the Company acquired, directly and indirectly, the entire issued and outstanding equity interests of YourCause through a series of transactions and pursuant to an agreement and plan of merger among the Company and certain of its subsidiaries, YourCause, a representative of the equityholders of YourCause, and certain other parties identified therein (the “Acquisition”). To complete the Acquisition, the Company paid an aggregate purchase price of $157 million in cash, subject to certain adjustments set forth in the agreement and plan of merger. The purchase price and related expenses were funded primarily through borrowings under the Credit Facility, as described in Item 2.03 of this Current Report on Form 8-K.
Blackbaud issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated January 2, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	January 2, 2019	/s/ Michael P. Gianoni
Michael P. Gianoni
President and Chief Executive Officer
(Principal Executive Officer)